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MORRISON RESTAURANTS INC.
(FKA MORRISON FRESH COOKING, INC.)

EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER-SHARE DATA)


                                             FOR THE QUARTER ENDED
                                             ----------------------
                                             AUGUST 30,  AUGUST 31,
                                                1997        1996
                                             ----------------------
PRIMARY EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE

Average common shares outstanding..........    9,082        9,030
Average additional common shares
 issuable on exercise of dilutive
 stock options (computed by use of
 the "treasury stock method", at the
 average market price).....................                    52
Number of shares used in computation of      --------------------
 primary earnings per share................    9,082        9,082
                                             ====================
Net Income (Loss)..........................  $(1,024)      $  795
                                             ====================
Primary earnings (loss) per common and
 common equivalent share...................  $  (.11)      $ 0.09
                                             ====================
FULLY DILUTED EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE

Average common shares outstanding..........    9,082        9,030
Average additional common shares issuable
 on exercise of dilutive stock options
 (computed by use of the "treasury stock
 method", at the higher of period-end                          55
 or average market price)..................
Number of shares used in computation of      --------------------
 fully diluted earnings per share..........    9,082        9,085
                                             ====================

Net Income (Loss)..........................  $(1,024)      $  795
                                             ====================

Fully diluted earnings (loss) per common and
  common equivalent share.................   $  (.11)      $ 0.09
                                             ====================